Exhibit 99.1

              Investors Title Reports Record Third Quarter Results

    CHAPEL HILL, N.C.--(BUSINESS WIRE)--Oct. 29, 2003--J. Allen Fine, Chairman of Investors Title Company,(NASDAQ:ITIC) announced that for the quarter ended September 30, 2003, the Company reported its ninth consecutive record quarter net income of $2,963,799, an increase of 38% compared with the same quarter in 2002. Diluted earnings per share were $1.13 versus $.83 in the prior year period. Net premiums written increased 31% to $23,469,590 from $17,941,421 and total revenues increased 32% to $25,323,239.
    For the nine-month period ended September 30, 2003, the Company reported net income of $8,659,812, an increase of 61% compared with the same nine-month period in 2002. Diluted earnings per share were $3.30 versus $2.08 in the prior year period. Net premiums written increased 40% to $66,460,204 and total revenues increased 39% to $71,531,325.
    Chairman Fine added, "Revenue was driven by a flurry of mortgage originations during the first part of the quarter. Mortgage rates increased during the period but real estate activity stayed relatively strong as interest rates remained at historically low levels. The rate increase primarily reduced the demand for mortgage refinancing, which resulted in correspondingly lower premiums written as the quarter progressed. This trend is likely to continue going forward.
    "During the quarter, the North Carolina Rating Bureau filed a rate with the Department of Insurance for member title insurance underwriters to charge for insured closing services beginning on October 1, 2003. Investors Title Insurance Company is a member of the Bureau. The premium is equal to $.50 per thousand of policy coverage of $100,000 or less, and $.10 per thousand of policy coverage from $100,001 to $500,000. The charge will be applicable on transactions where insured closing services are provided."
    Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. Title insurance is typically sold when real estate is purchased and upon refinancing of loans secured by real estate. Policies are issued through 28 branch offices and a network of agents located across 24 states and the District of Columbia. The Company also provides services in connection with tax-free exchanges of like-kind property.
    Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.




               Investors Title Company and Subsidiaries
                  Consolidated Statements of Income
                     September 30, 2003 and 2002
                             (Unaudited)

                              For The Three           For The Nine
                              Months Ended            Months Ended
                              September 30            September 30
                       ----------------------- -----------------------
                             2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
Revenues:
  Underwriting income:
   Premiums Written   $23,583,938 $18,035,156 $66,764,869 $47,816,019
     Less-premiums
      for reinsurance
       ceded              114,348      93,735     304,665     322,676
                       ----------- ----------- ----------- -----------
  Net premiums
       written         23,469,590  17,941,421  66,460,204  47,493,343
  Investment income-
   interest
    and dividends         666,399     680,991   2,020,834   2,042,810
  Net realized gain
   on sales of
   investments              1,130       9,882      66,044     300,732
  Other                 1,186,120     556,775   2,984,243   1,513,844
                       ----------- ----------- ----------- -----------
          Total        25,323,239  19,189,069  71,531,325  51,350,729
                       ----------- ----------- ----------- -----------

Operating Expenses:
 Commissions to
  agents               11,029,831   8,615,016  31,885,609  22,391,778
 Provision for
  claims                2,699,432   1,949,054   7,470,163   5,332,105
 Salaries, employee
 benefits and
  payroll taxes         4,139,980   3,106,076  11,395,979   8,773,836
 Office occupancy
  and operations        1,321,753   1,067,244   3,784,546   3,538,436
 Business
  development             692,124     721,341   1,475,280   1,558,221
 Taxes, other
 than payroll
  and income              101,178      72,707     276,460     264,301
 Premium and
  retaliatory
   taxes                  463,437     353,588   1,347,542     987,446
 Professional
  fees                    324,925     166,974     783,064     567,480
  Other                    87,780      27,644     287,625     132,924
                       ----------- ----------- ----------- -----------
          Total        20,860,440  16,079,644  58,706,268  43,546,527
                       ----------- ----------- ----------- -----------

Income Before Income
 Taxes                  4,462,799   3,109,425  12,825,057   7,804,202
                       ----------- ----------- ----------- -----------

Provision For Income
 Taxes                  1,499,000     963,400   4,165,245   2,410,000
                       ----------- ----------- ----------- -----------

Net Income            $ 2,963,799 $ 2,146,025 $ 8,659,812 $ 5,394,202
                       =========== =========== =========== ===========

Basic Earnings Per
 Common Share         $      1.18 $      0.85 $      3.46 $      2.14
                       =========== =========== =========== ===========

Weighted Average Shares
  Outstanding - Basic   2,503,405   2,517,762   2,503,650   2,517,351
                       =========== =========== =========== ===========

Diluted Earnings Per
 Common Share         $      1.13 $      0.83 $      3.30 $      2.08
                       =========== =========== =========== ===========

Weighted Average Shares
  Outstanding - Diluted 2,629,026   2,594,915   2,621,504   2,593,984
                       =========== =========== =========== ===========

              Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
           As of September 30, 2003 and December 31, 2002


                                               Sept. 30,    Dec.31,
                                              (Unaudited)  (Audited)
                                              ----------- -----------
Assets
   Cash and cash equivalents                 $ 6,165,725 $ 3,781,961

  Investments in securities:
    Fixed maturities:
      Held-to-maturity, at amortized cost      3,774,541   4,395,081
      Available-for-sale, at fair value       60,262,938  52,491,648
    Equity securities, at fair value           7,265,944   7,884,928
    Other investments                          1,095,842     564,782
                                              ----------- -----------
        Total investments                     72,399,265  65,336,439

  Premiums receivable, net                     9,857,935   7,949,904
  Accrued interest and dividends                 633,096     720,902
  Prepaid expenses and other assets            1,049,657   1,095,230
  Property acquired in settlement of claims      794,524     749,562
  Property, net                                4,139,257   4,109,885
  Deferred income taxes, net                     937,811     893,263
                                              ----------- -----------

Total Assets                                 $95,977,270 $84,637,146
                                              =========== ===========

Liabilities and Stockholders' Equity
Liabilities:
  Reserves for claims                        $29,331,000 $25,630,000
  Accounts payable and accrued liabilities     4,128,418   4,780,865
  Commissions and reinsurance payables           579,389     401,040
  Premium taxes payable                          485,855     268,972
  Current income taxes payable                   435,838     888,085
                                              ----------- -----------
      Total liabilities                       34,960,500  31,968,962
                                              ----------- -----------

Stockholders' Equity:
  Common stock - no par value (shares authorized 10,000,000;
   2,504,070 and 2,515,804 shares issued and outstanding
   2003 and 2002, respectively, excluding 351,674 and
   339,940 shares 2003 and 2002,
   respectively, of common stock held by the
    Company's subsidiary)                              1           1
  Retained earnings                           57,570,575  49,613,044
  Accumulated other comprehensive income (net
   unrealized gain on investments)             3,446,194   3,055,139
                                              ----------- -----------
      Total stockholders' equity              61,016,770  52,668,184
                                              ----------- -----------

Total Liabilities and Stockholders' Equity   $95,977,270 $84,637,146
                                              =========== ===========

              Investors Title Company and Subsidiaries
                    Net Premiums Written By State
        For the Nine Months Ended September 30, 2003 and 2002
                             (Unaudited)

                                                    2003        2002
---------------------------------------------------------------------
Alabama                                      $ 1,014,151 $   445,786
Arkansas                                          22,113      39,550
District of Columbia                               9,300         250
Florida                                          107,147       1,745
Georgia                                           97,318      70,834
Illinois                                       1,048,229       6,816
Indiana                                          258,646     110,288
Kentucky                                       1,418,543     823,642
Louisiana                                          1,676           -
Maryland                                       1,363,584   1,026,002
Michigan                                       6,339,491   7,464,819
Minnesota                                      1,625,270     873,252
Mississippi                                      927,208     695,700
Missouri                                          79,704           -
Nebraska                                       1,606,527     843,657
New Jersey                                        57,310      23,130
New York                                       4,796,813   2,379,541
North Carolina                                23,508,790  17,073,173
Ohio                                              94,883      26,562
Pennsylvania                                   5,134,214   2,681,654
South Carolina                                 5,287,003   4,110,279
Tennessee                                      3,014,397   2,360,796
Virginia                                       7,305,163   5,558,913
West Virginia                                  1,641,651   1,172,927
Wisconsin                                           (493)     10,776
                                              ----------- -----------
  Direct Premiums                             66,758,638  47,800,092
Reinsurance Assumed                                6,231      15,927
Reinsurance Ceded                               (304,665)   (322,676)
                                              ----------- -----------
  Net Premiums Written                       $66,460,204 $47,493,343
                                              =========== ===========



               Investors Title Company and Subsidiaries
               Net Premiums Written By Branch and Agency
                      September 30, 2003 and 2002
                              (Unaudited)


                         For The Three Months Ended
                                September 30
        -------------------------------------------------------------
                    2003            %              2002             %
        -------------------------------------------------------------
 Branch       $8,577,766           37         $6,245,918           35

 Agency       14,891,824           63         11,695,503           65
        -------------------------------------------------------------

 Total       $23,469,590          100        $17,941,421          100
        =============================================================




                         For The Nine Months Ended
                                September 30
        --------------------------------------------------------------
                 2003          %                   2002             %
        --------------------------------------------------------------
 Branch   $23,575,716         35             $17,138,905           36

 Agency    42,884,488         65              30,354,438           64
        -------------------------   ----------------------------------

 Total    $66,460,204        100             $47,493,343          100
        =========================   ==================================



    CONTACT: Investors Title Company
             Elizabeth P. Bryan, 919-968-2200